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                                                                  EXHIBIT 10.1.3


                                                             [          ] Shares


                                  VIACELL, INC.
                 Amended and Restated 1998 Equity Incentive Plan
                       Incentive Stock Option Certificate

      ViaCell, Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $.01 par value, of the Company (the "Option") under and subject to the Company's Amended and Restated 1998 Equity Incentive Plan (the "Plan") exercisable on the following terms and conditions and those set forth in the accompanying Incentive Stock Option Terms and Conditions.

Name of Optionholder:                                                                      [___________]

Address:                                                                                   [           ]

Social Security No.

Number of Shares:                                                                          [           ]

Option Price:                                                                              [           ]

Date of Grant:                                                                             [           ]

Exercisability Schedule:    On or after ______, as to _____ shares
                            on or after _______, as to _____ additional shares
                            on or after _______, as to _____ additional shares, and
                            on or after _______, as to _____ additional shares.

Expiration Date:                                                                           [           ]

      This Option evidenced by this certificate is intended to be, and is hereby designated, an incentive stock option, that is, an option that does qualify as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      By acceptance of this Option, the Optionholder agrees to the terms and conditions hereof.

                                                 VIACELL, INC.



                                                 --------------------
                                                 Marc Beer
                                                 Chief Executive Officer
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          VIACELL, INC. AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN

                  INCENTIVE STOCK OPTION TERMS AND CONDITIONS

      1. Plan Incorporated by Reference. This Option is issued pursuant to and is subject to the terms of the Plan, which are incorporated by reference and made part hereof. Without limiting the generality of the foregoing, the number and type of shares subject to this Option, and the Option Price, are subject to adjustment as described in Section 4(b) of the Plan, and any attempted exercise of this Option shall be subject to the provisions of Section 8(g) of the Plan ("Withholding Taxes"). Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. The Committee administers the Plan and its determinations regarding this Option and the operation of the Plan are final and binding. A copy of the Plan may be obtained upon written request without charge from the Company.

      2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate. The Option Price is not less than 100% of the Fair Market Value of the Common Stock on the date of grant of this Option.

      3. Exercisability. Subject to Section 6 below ("Exercise of Option After Termination of Service") and Section 8(e) of the Plan ("Change in Control"), this Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the first page of this certificate, but only for the purchase of whole shares.

      4. Method of Exercise. To exercise this Option, the Optionholder, or in the event of the Optionholder's death, the Optionholder's Designated Beneficiary, executor, administrator or the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution, or in the event of the Optionholder's incapacity, the person or persons legally appointed to act on the Optionholder's behalf, shall deliver written notice of exercise accompanied by this certificate to the Company at its principal office specifying the number of shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price for such shares through delivery of cash, certified check or other check acceptable to the Committee, or by such other means of payment, if any, as the Committee may at the time permit consistent with the Plan. As soon as practicable following such notice and payment, the Company will deliver to the Optionholder (or, in the event of the Optionholder's death or incapacity, to the Optionholder's Designated Beneficiary or other person authorized to exercise this Option) a certificate representing the number of shares with respect to which the Option is being exercised or other evidence of ownership of such shares. In the event that this Option is exercised by any person other than the Optionholder, the Company will be under no obligation to deliver such certificate or other evidence of ownership unless and until it is satisfied as to the authority of such person to exercise this Option.

      5. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionholder's lifetime only by the Optionholder (or in the event of the Optionholder's


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incapacity, the person or persons legally appointed to act on the Optionholder's behalf). The naming of a Designated Beneficiary does not constitute a transfer.

      6. Exercise of Option After Termination of Service. If the Optionholder ceases to be a Service Provider (as defined below) with respect to the Company, an Affiliate, or a corporation (or parent or subsidiary corporation of such corporation) assuming this Option or issuing a stock option in substitution therefor in a transaction to which section 424(a) of the Code applies (or would apply if this Option were an incentive stock option), for any reason other than disability (within the meaning of section 22(e)(3) of the Code) or death, any portion of this Option that is not then exercisable shall immediately expire and the remainder, if any, of this Option will remain exercisable for three months, or until the Expiration Date if earlier, and shall then expire. If the Optionholder ceases to be a Service Provider by reason of disability (as so defined), any portion of this Option that is not then exercisable shall immediately expire and the remainder, if any, of this Option will remain exercisable for twelve months, or until the Expiration Date if earlier, and shall then expire. Upon the death of the Optionholder, any portion of this Option that is then not exercisable shall immediately expire and the remainder, if any, of this Option will remain exercisable by the Optionholder's Designated Beneficiary, executor, administrator or other person or persons to whom this Option passes at death at any time within twelve months after the date of the Optionholder's death, or until the Expiration Date if earlier, and shall then expire. For purposes of this Option, the Optionholder shall be deemed to be a Service Provider with respect to an entity so long as the Optionholder renders periodic services to such entity as any of an employee, independent non-employee consultant, or member of the board of directors.


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